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                                                                Exhibit A.(3)(c)


                         SCHEDULE OF SALES COMMISSIONS
                         -----------------------------

                            Selling Broker-Dealers
                            ----------------------

                   Commissions are 3% of all premiums paid.

                Writing Agents of Chubb Securities Corporation
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                   Commissions are 2% of all premiums paid.

               District Managers of Chubb Securities Corporation
               -------------------------------------------------

                   Commissions are 1% of all premiums paid.